FIRST AMENDMENT TO AGREEMENT

This First Amendment To Agreement ("First Amendment") is entered into by and among Michele Krajicek McGeeney ("McGeeney"), Local Telecom Systems, Inc. ("LTSI"), a Nevada corporation, Bergstrom Investment Management, L.L.C. ("Bergstrom"), a Delaware limited liability company, and New Mexico Alpha, Inc. ("NMA"), a Texas Corporation as follows:

R E C I T A L S:

WHEREAS, the parties entered into an Agreement dated May 5, 2005 (sic), a true and correct copy of which is attached hereto as **Exhibit "A"** and incorporated herein for all purposes whereby NMA issued to Bergstrom 1,150,000 shares of NMA's Preferred Stock ("NMA Preferred Stock") with a Deemed Value of $1,150,000 which stock provided Bergstrom certain benefits including rights to receive Dividends and a right, in the event of default, to convert the Preferred Stock of NMA into common stock of NMA; and,

WHEREAS, LTSI is prepared to issue Bergstrom 100,000 shares of LTSI's Preferred Stock with a Deemed Value of $1,150,000 ("LTSI's Preferred Stock") containing all rights and privileges as Bergstrom enjoys as holder of the NMA Preferred Stock in consideration of Bergstrom transferring to LTSI's wholly owned subsidiary, MBI Mortgage, Inc.("MBI"), the NMA Preferred Stock held by Bergstrom and NMA agrees that, in the event of a default by LTSI in the performance or payment of the obligations under the terms of the LTSI Preferred Stock, NMA will issue Bergstrom its common stock in consideration for Bergstrom transferring to NMA the LTSI Preferred Stock to ensure that Bergstrom has the same rights as Bergstrom currently holds to convert the LTSI Preferred Stock to the common stock of NMA as provided in the Agreement attached hereto as **Exhibit "A";**

Now therefore, in consideration of the promises, covenants and considerations set forth above and hereinafter expressed, the parties hereto agree as follows:

1. **Exchange of LTSI Preferred Stock for NMA Preferred Stock.** Bergstrom and LTSI agree that, as of the date hereof, Bergstrom shall transfer and convey to MBI the shares of NMA Preferred Stock held by Bergstrom in consideration for LTSI issuing to Bergtstom the LTSI Preferred Stock so that, following the transfer, conveyance and issuance, Bergstrom will hold the shares of LTSI Preferred Stock and LTSI'subsidiary, MBI, will hold the shares of NMA Preferred Stock.

2. **NMA Agreement.** NMA agrees that, upon a default in performance or payment by LTSI under the terms of the LTSI Preferred Stock issued to Bergstrom as of the date hereof, NMA will issue 999 shares of NMA common stock ("NMA common stock") in consideration for such shares of LTSI Preferred Stock as Bergstrom may hold at the time of the default in order to provide Bergstrom the same rights as are provided by the conversion rights held by Bergstrom as described in the Agreement attached as **Exhibit "A".** Bergstrom may exercise its right to exchange its LTSI Preferred Stock for the shares of NMA common stock in the event of default by tendering to NMA all the shares of LTSI Preferred Stock held by Bergstrom at the time of the default, properly endorsed, along with an Affidavit of Bergstrom's President or other authorized officer

setting forth a description of the default and attaching copies of any written notices or other documents confirming that Bergstrom has complied with the terms of the Agreement attached as **Exhibit "A"** prior to declaring a default. Within five (5) business days following receipt of such tendered shares and the Affidavit, NMA shall issue to Bergstrom 999 shares of NMA's common stock. NMA further agrees that, other than to the extent modified by this First Amendment, NMA shall remain obligated to perform each of its obligations set forth in the Agreement attached as Exhibit "A" with the exception of its obligation to pay dividends to LTSI on the NMA Preferred Stock held by LTSI and its obligation to allow LTSI to convert the NMA Preferred Stock to NMA common stock, both of which exceptions are acknowledged and agreed to by LTSI.

3. **Representations of LTSI.** LTSI represents and warrants that the LTSI Preferred Stock to be issued to Bergstrom pursuant to the terms hereof has a Deemed Value of $1,150,000 which is the value upon which the required dividend payments shall be calculated and shall have the identical rights and privileges as the NMA Preferred Stock Bergstrom is transferring to MBI with the exception that the LTSI Preferred Stock shall not be convertible into NMA common stock although the LTSI Preferred Stock can be exchanged for NMA common stock in the event of a default as provided in Paragraph 2 above, and further warrants, represents and agrees that LTSI and the LTSI Preferred Stock shall be restricted with regard to certain prohibited actions and consents, as well as the LTSI Preferred Stock in the same manner and to the same extent as NMA is restricted pursuant to the provisions of the Agreement attached as **Exhibit "A"**.

4. **Representations of Bergstrom.** Bergstrom represents and warrants that it is the owner and holder of the NMA Preferred Stock, that such stock has not been pledged or encumbered and that Bergstrom has the right and authority to transfer ownership of such stock to LTSI.

5. **McGeeney Options.** All parties agree that the terms of the options held by McGeeney to acquire shares of NMA Preferred Stock originally issued to Bergstrom shall henceforth be applicable to the shares of LTSI Preferred Stock issued to Bergstrom pursuant to the terms of this First Amendment.

6. **Ratification.** Other than as set forth herein, the terms of the Agreement attached hereto as **Exhibit "A"** are ratified and confirmed.

This First Amendment is executed on the ___ day of November, 2005.

BERGSTROM:

BERGSTROM INVESTMENT MANAGEMENT, L.L.C.,
a Delaware Limited Liability Company
By: [signature]
Kelley A. Bergstrom
President

MCGEENEY:

MICHELE KRAJICEK MCGEENEY

LTSI:

LOCAL TELECOM SYSTEMS, INC.,
A Nevada Corporation

By: ______________________
William R. Miertschin
President

NMA:

NEW MEXICO ALPHA, INC,

By: ______________________
Patrick A. McGeeney
President

Patrick McGeeney, individually, executes below to evidence his agreement to the foregoing.

____
Patrick A. McGeeney

ACKNOWLEDGMENT AND CONSENT

The undersigned, MBI Mortgage, Inc. ("MBI"), a wholly owned subsidiary of Local Telecon Systems, Inc.("LTSI"), acknowledges the terms of the foregoing First Amendment To Agreement and the terms of the Agreement attached thereto as **Exhibit "A"** and consents to the transfer by Bergstrom Investment Management, L.L.C. ("Bergstrom") to MBI of 1,150,000 shares of Preferred Stock issued by New Mexico Alpha, Inc. ("NMA") ("NMA Preferred Stock") and agrees that NMA shall have no obligation to pay dividends with regard to the NMA Preferred Stock nor provide MBI any conversion rights or other benefits resulting from the issuance of the NMA Preferred Stock and hereby waives any right to enforce any such provisions.

MBI:

MBI Mortgage, Inc.

By: [signature]

Name: John M Farkas

Its: President